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As filed with the Securities and Exchange Commission on June 14, 2016

Registration No. 333-211837

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification No.)
14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600 (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)	David A. Brooks 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
George J. Vlahakos
Brooks W. Antweil
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share	—	(2)	(2)	—

Preferred Stock, par value $0.01 per share	—	(2)	(2)	—

Depositary Shares	—	(2)	(2)	—

Warrants	—	(2)	(2)	—

Debt Securities	—	(2)	(2)	—

Rights	—	(2)	(2)	—

Units(4)	—	(2)	(2)	—

Total	$450,000,000		$450,000,000	$45,315(5)

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and depositary shares; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities, depositary shares and/or units; such indeterminate number of rights; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, rights, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar events.

(2)
Not required to be included in accordance with General Instruction II.D. of Form S-3.

(3)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $45,315 due under this registration statement against the registration fee in the amount of $17,430 previously paid with respect to unsold securities registered pursuant to the registration statement on Form S-3 (Registration No. 333-204235) originally filed by Ashford Hospitality Trust, Inc. on May 15, 2015. As a result, the filing fee due in connection with this filing is $27,885.

(4)
Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(5)
Paid in connection with the initial filing and no additional fees will be paid in connection herewith.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (File No. 333-211837) (the "Registration Statement") of Ashford Hospitality Trust, Inc. is being filed to include certain exhibits as indicated in Item 16 and in the Exhibit Index hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages and the Exhibit Index to the Registration Statement. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

        The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on Form S-11/A, filed on August 20, 2003, No. 333-105277)
4.2	Form of Preferred Stock Certificate(1)
4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(2)
4.6	Form of Debt Security(1)
4.7	Form of Warrant Agreement(1)
4.8	Form of Rights Certificate(1)
4.9	Form of Unit Note and Unit Certificate(1)
4.10
Articles of Amendment and Restatement of the Charter of the Company, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 (No. 333-204235) filed May 15, 2015)
4.11
Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014 and by Amendment No. 2 on October 19, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, filed on October 22, 2015)
4.12
Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 to the Registrant's Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.13
Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 to the Registrant's Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.14	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-A, filed July 17, 2007)

II-1

Exhibit Number	Description of Exhibit
4.15	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-A, filed July 17, 2007)
4.16	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to Exhibit 3.6 to the Registrant's Form 8-A, filed April 18, 2011)
4.17	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-A, filed April 18, 2011)
5.1	Opinion of Andrews Kurth with respect to the legality of debt securities, warrants and rights being registered(4)
5.2	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock, preferred stock, depositary shares and units being registered(4)
8.1	Opinion of Andrews Kurth LLP with respect to tax matters(4)
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends(4)
23.1	Consent of Andrews Kurth (included in Exhibits 5.1 and 8.1)(4)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)(4)
23.3	Consent of BDO USA LLP(4)
23.4	Consent of Ernst & Young LLP(4)
24.1	Powers of Attorney (included on signature page)(4)
25.1	Form T-1 Statement of Eligibility of the Trustee(3)

(1)
To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)
Filed herewith.

(3)
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(4)
Previously filed.

II-2

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 14th day of June, 2016.

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A BROOKS David A. Brooks Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MONTGOMERY J. BENNETT Montgomery J. Bennett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 14, 2016
/s/ DERIC S. EUBANKS Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	June 14, 2016
/s/ MARK NUNNELEY Mark Nunneley	Chief Accounting Officer (Principal Accounting Officer)	June 14, 2016
* Benjamin J. Ansell, M.D.	Director	June 14, 2016
* Thomas E. Callahan	Director	June 14, 2016
* Amish Gupta	Director	June 14, 2016
* Kamal Jafarnia	Director	June 14, 2016
* Philip S. Payne	Director	June 14, 2016

Signature	Title	Date

* Alan L. Tallis	Director	June 14, 2016
/s/ DAVID A. BROOKS *Attorney-In-Fact		June 14, 2016

 EXHIBIT INDEX

        The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on Form S-11/A, filed on August 20, 2003, No. 333-105277)
4.2	Form of Preferred Stock Certificate(1)
4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(2)
4.6	Form of Debt Security(1)
4.7	Form of Warrant Agreement(1)
4.8	Form of Rights Certificate(1)
4.9	Form of Unit Note and Unit Certificate(1)
4.10
Articles of Amendment and Restatement of the Charter of the Company, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 (No. 333-204235) filed May 15, 2015)
4.11
Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014 and by Amendment No. 2 on October 19, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, filed on October 22, 2015)
4.12
Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 to the Registrant's Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.13
Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 to the Registrant's Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.14	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-A, filed July 17, 2007)
4.15	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-A, filed July 17, 2007)
4.16	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to Exhibit 3.6 to the Registrant's Form 8-A, filed April 18, 2011)
4.17	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-A, filed April 18, 2011)
5.1	Opinion of Andrews Kurth with respect to the legality of debt securities, warrants and rights being registered(4)
5.2	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock, preferred stock, depositary shares and units being registered(4)
8.1	Opinion of Andrews Kurth LLP with respect to tax matters(4)

Exhibit Number	Description of Exhibit
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends(4)
23.1	Consent of Andrews Kurth (included in Exhibits 5.1 and 8.1)(4)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)(4)
23.3	Consent of BDO USA LLP(4)
23.4	Consent of Ernst & Young LLP(4)
24.1	Powers of Attorney (included on signature page)(4)
25.1	Form T-1 Statement of Eligibility of the Trustee(3)

(1)
To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)
Filed herewith.

(3)
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(4)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX